Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the annual Report of Manhattan Bridge Capital, Inc. on Form 10-K, for the period ending December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vanessa Kao, Chief Financial Officer of Manhattan Bridge Capital, Inc., certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Manhattan Bridge Capital, Inc.

Date: March 18, 2019	/s/ Vanessa Kao
Vanessa Kao
(Principal Financial Officer)